Exhibit 10.29

Party A: (Employer)                                                                                                Party B: (Employee)
Shantou Big Tree Toys Co., Ltd.                                                                          Wei Lin
Legal Representative: Dore Scott Perler                                                              ID: 440521197106060056

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.        Term of Employment.
This agreement start to be effective from __January 1 2012___ to _December 31 2012_________

2.        Position and Location.

A.             Principal Offices.  Unless otherwise mutually agreed by the parties, Employee’s principal offices shall be located at Shantou Big Tree Toys Co., Ltd.

B.             Employee’s position is General Manager.

3.        Employee Benefits.  Employee shall be entitled to participate in the Company’s employee benefit plans as in effect from time to time.  Employee shall work 8 hours per day, no more than 6 days a week. During each fiscal year of the Company, Employee shall be entitled to reasonable vacation time, provided that the Employee shall evidence reasonable judgment with regard to appropriate vacationing scheduling.  Subject to the foregoing, Employee shall be entitled to vacation time as delineated in the Employee Handbook, with any unused vacation time to lapse as of the conclusion of the related fiscal year, unless the Board of Directors shall authorize the accruing of such unused vacation time.

4.        Compensation.

A.             Salary Compensation:                                           The Employee shall receive an annual salary of RMB 4500.00 per month.

5.        Insurance and Benefits

Party A is responsible for to apply all the social insurance for Party B, the cost shall be afforded by both parties according to certain regulation.

6.        Environment Safety.

Party A shall provide a safe work environment according to regulated laws and regulations.

7.        Modification.                                This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

8.        Termination.

A.             By Company for Cause, Death or Disability or by Employee’s Voluntary Resignation.

i.    Company for Cause, Death or Disability and shall terminate automatically upon Employee’s resignation.

ii.    For purposes of this Agreement, “Cause” shall mean (A) willful malfeasance or willful misconduct by Employee in connection with his employment, (B) failure of Employee to perform his material duties under this Agreement after notice of his failure to so perform, written or otherwise (other than as a result of physical or mental incapacity), (C) Employee’s material willful and knowing breach of the Agreement that remains uncured for a period of ten (10) business days following Employee’s notice from the Company describing such breach, written or otherwise (D) committing or participating in an injurious act, gross neglect or material omission of responsibilities hereunder after notice thereof, written or otherwise, which remains uncured for a period of ten (10) business days following Employee’s receipt of notice from the Company, written or otherwise, describing such breach; or (E) engaging in a criminal enterprise involving moral turpitude, embezzlement, or conviction of an act or acts constituting a felony under the laws of the United States or any state thereof.  For the purposes of this Agreement, no act, or failure to act, on Employee’s part shall be considered “willful” unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.  The date of termination for a termination for Cause shall be the date indicated in the Notice of Termination.

iii.              For purposes of this Agreement, “Disability” shall mean Employee’s inability to perform his material duties for a period of at least three (3) consecutive months or an aggregate of five (5) months in any twenty-four (24) month period as a result of a physical or mental incapacity.  The Company may terminate Employee due to Disability on thirty (30) days prior written notice given during the period Employee is unable to perform his material duties as a result of a physical or mental incapacity; provided, however, that Employee has not returned to the performance of his material duties prior to the end of the applicable three (3) month or five (5) month period described above.

iv.              If Employee’s employment is terminated by the Company for Cause, Death or Disability or if Employee resigns, Employee shall be entitled to receive the following benefits:

(i)      the Base Salary through the date of termination;

(ii)      any Sign-On or Annual Bonus earned, but unpaid, as of the date of termination for any previously completed fiscal year;

(iii)                 reimbursement for any unreimbursed business expenses incurred by Employee in accordance with Company policy prior to the date of Employee’s termination; and

(iv)                 such Employment Benefits, if any, as to which Employee may be legally entitled under the employee benefit plans and equity plans of the Company (the amounts described in clauses (A) through (D) hereof being referred to as the “Accrued Rights”).

Following such termination of Employee’s employment by the Company for Cause, Death or Disability or resignation by Employee, except as set forth in this Section, Employee shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates, except as provided in this Agreement.

B.                   By the Company Without Cause.

i.    The Employment Term and Employee’s employment hereunder may be terminated by the Company without Cause.

ii.    If Employee’s employment is terminated by the Company without Cause (other than by reason of Death or Disability), Employee shall be entitled to:

iii.           receive the Accrued Rights; and

iv.            receive continued payment of the Base Salary for two weeks following date of termination.

Following Employee’s termination of employment by the Company without Cause (other than by reason of Employee’s Death or Disability) or by Employee’s resignation, Employee shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates except as provided in this Agreement.

C.                   Notice of Termination.  Any purported termination of employment by the Company or by Employee (other than due to Employee’s Death or Disability) before the expiration of the Employment Term shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 19.G. hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

9.        Waiver.                      Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The parties hereto expressly understand and agree that failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver by either party must be agreed to by the other party and in writing.

10.        Assignment; Binding Effect.                                                                The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of The Employee's creditors, and any attempt to do any of the foregoing shall be void.

11.        Miscellaneous.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:

Party A __Seal__________________________________ (sign name) _______________________________________ (print name) _________________ (date)	Name _____/s/ Wei Lin___________________________ (sign name) ________________________________________ (print name) _________________ (date)